EXHIBIT 1

                                JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and amendments thereto, with respect to the securities of the company named below:

DATED: JULY 16, 2003

COMPANY: LOEHMANN'S HOLDINGS, INC.

SECURITIES: COMMON STOCK, $.01 PAR VALUE


                                             PARTIES

                                       ALPINE ASSOCIATES,
                                       A Limited Partnership


                                   By: Eckert Corporation
                                   By:  /S/TODD MASON
                                       ----------------------


                                       ALPINE PARTNERS, L.P.


                                   By: Eckert Corporation
                                   By:  /S/TODD MASON
                                       ----------------------


                                       PALISADES PARTNERS, L.P.


                                   By: /S/TODD MASON
                                       ------------------------


                                       ALPINE ASSOCIATES OFFSHORE
                                       FUND LTD.


                                   By: /S/TODD MASON
                                       --------------------------